Exhibit 99.1

FOR IMMEDIATE RELEASE

SAVIENT PHARMACEUTICALS COMMENCES VOLUNTARY CHAPTER 11 PROCEEDING; SEEKS TO CONDUCT AUCTION AND SALE UNDER SECTION 363

Enters into “Stalking Horse” Sale Agreement with US WorldMeds, LLC

KRYSTEXXA® Remains Commercially Available in United States

BRIDGEWATER, N.J. – October 14, 2013 – Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) (“Savient”) announced today that it has elected to file voluntary petitions under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Court”).

Savient also filed a motion seeking authorization to pursue a sale process under Section 363 of the U.S. Bankruptcy Code. To this end, Savient has entered into an acquisition agreement with a “stalking horse” bidder, Sloan Holdings C.V. (“Sloan”), a subsidiary of US WorldMeds, LLC, which it has submitted to the Court today. Under the proposed agreement, Sloan will acquire substantially all of the assets of Savient, including all KRYSTEXXA® assets, for approximately $55 million. The sale agreement contemplates a Court-supervised auction process, which is designed to achieve the highest or best offer for the Company’s assets. The agreement with Sloan sets the floor, or minimum acceptable bid, and is subject to Bankruptcy Court approval and certain other conditions.

“The Board and management team have conducted a rigorous assessment of all of our strategic options and believe that this process represents the best possible solution for Savient, taking into account our financial and operational issues and helping to unlock the value of KRYSTEXXA,” said Stephen O. Jaeger, Chairman of the Board of Savient. “We are committed to an outcome that maximizes value and allows KRYSTEXXA to remain commercially available in the U.S. to all of the patients who have come to rely on this life-changing therapy. Further, we are thankful to our dedicated employees who will continue to work vigorously to develop and provide KRYSTEXXA throughout this process.”

The proposed bidding procedures, if approved by the Court, would require interested parties to submit binding offers to acquire the Company. Such parties could include strategic and financial bidders. Assuming qualified bids are submitted, an auction would then be held. A final sale approval hearing is anticipated to take place shortly after the auction with the anticipated closing to occur by the end of 2013.

Savient has filed a series of customary motions with the Bankruptcy Court seeking to ensure the continuation of normal operations during this process. Savient has negotiated with its senior secured noteholders to ensure that it has sufficient liquidity to conduct its business uninterrupted and continue to meet its operational financial obligations, including, subject to expected bankruptcy court approval, the timely payment of future employee wages and salaries, as well as maintain benefits; continued servicing of distributors and wholesalers to ensure timely fulfillment of orders and shipments; and other obligations to physicians and patients who depend on this important therapy.

Additional information about this process and proposed asset sale, as well as court filings and other documents related to the reorganization proceedings, is available through Savient’s claims agent, the Garden City Group, at www.gcginc.com/cases/svnt or 866-297-1238.

Skadden, Arps, Slate, Meagher & Flom LLP and Cole, Schotz, Meisel, Forman & Leonard P.A. are serving as the Company’s legal advisors and Lazard is serving as its financial advisor.

About KRYSTEXXA®

KRYSTEXXA® (pegloticase) is a PEGylated uric acid specific enzyme for administration by intravenous infusion. The active substance pegloticase is a covalent conjugate of uricase produced by a genetically modified strain of Escherichia coli and monomethoxypoly (ethylene glycol). KRYSTEXXA was approved in the U.S. in September 2010. KRYSTEXXA is indicated in the U.S. for the treatment of chronic gout in adult patients refractory to conventional therapy. KRYSTEXXA is not recommended for the treatment of asymptomatic hyperuricemia. KRYSTEXXA was approved by the EMA in January 2013 to treat severe, debilitating chronic tophaceous gout.

About Savient Pharmaceuticals, Inc.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing and commercializing KRYSTEXXA® (pegloticase) for the treatment of chronic gout in adult patients who do not respond to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA and its uses from Duke University (“Duke”), which developed the recombinant uricase enzyme used in the manufacture of KRYSTEXXA, and Mountain View Pharmaceuticals, Inc. (“MVP”), which developed the PEGylation technology used in the manufacture of KRYSTEXXA. Each of MVP and Duke have been granted U.S. and foreign patents disclosing and claiming the licensed technology. Savient also owns or co-owns U.S. and foreign patents and patent applications, which collectively form a broad portfolio of patents covering the composition, manufacture and methods of use and administration of KRYSTEXXA. In the U.S., Savient also supplies Oxandrin® (oxandrolone tablets, USP) CIII and co-promotes Kineret® (anakinra) with Swedish Orphan Biovitrum AB (Sobi). For more information, please visit the Company’s website at www.savient.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that are not statements of historical fact, including statements regarding the satisfaction of conditions to the closing of the proposed asset sale, the potential of the proposed asset sale and the expectation that the Chapter 11 filings will enable us to sell our assets in an orderly manner and maximize value for our stakeholders, the necessity of bankruptcy court approvals to conduct and complete the proposed asset sale and other statements regarding our strategy, future operations, future financial positions, future performance, commercialization of KRYSTEXXA, prospects and plans and objectives of management, should be considered forward-looking statements. We often use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 filings on our liquidity or results of operations, changes in our ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to our operations, the outcome or timing of the Chapter 11 process and the proposed asset sale (including the occurrence or likelihood of an auction), the effect of the Chapter 11 filings or proposed asset sale on our relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed asset sale, Bankruptcy Court approval or other conditions to the proposed asset sale, and the timing or amount of any distributions to the Company’s stakeholders. For a discussion of some of the additional risks and important factors that we believe could cause actual results or events to differ from the forward-looking statements that we make, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results or events to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Any forward-looking statements speak only as of the date of this press release. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

SVNT — G

Contact:

John P. Hamill, Co- President and Chief Financial Officer / Philip K. Yachmetz, Co-President and Chief Business Officer

information@savient.com

908-864-7382

Kelly Sullivan / James Golden

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449